EXHIBIT 10.1

KCAP SENIOR FUNDING I, LLC
NOTES

U.S.$30,900,000 Class A-2 Senior Secured Floating Rate Notes due 2024

U.S.$3,600,000 CLASS B-2 SENIOR SECURED FLOATING RATE NOTES DUE 2024

U.S.$4,000,000 Class C-2 Secured Deferrable Floating Rate Notes due 2024

U.S.$3,6000,000 Class D-2 Secured Deferrable Floating Rate Notes due 2024

UPSIZE PURCHASE AGREEMENT

as of December 4, 2014

Guggenheim Securities, LLC,

as the Initial Purchaser (the “Initial Purchaser”)

330 Madison Avenue

New York, NY 10017

Attention: Paul M. Friedman

Ladies and Gentlemen:

Section 1.                Authorization of Notes.

Pursuant to an Indenture, dated June 18, 2013 (the “Indenture”), between KCAP Senior Funding I, LLC, a Delaware limited liability company, as the issuer (the “Issuer”), and U.S. Bank National Association, as the trustee (the “Trustee”), on June 18, 2013, the Issuer issued and sold $77,250,000 Class A-1 Notes, $9,000,000 Class B-1 Notes, $10,000,000 Class C-1 Notes and $9,000,000 Class D-1 Notes (collectively, the “Initial Offered Notes”), and $34,750,000 Subordinated Notes (the “Initial Subordinated Notes” and, together with the Initial Offered Notes, the “Initial Notes”). Pursuant to a purchase agreement, dated as of June 16, 2013 (the “Initial Purchase Agreement”), among the Issuer, KCAP Senior Funding I Holdings, LLC (the “Depositor”), KCAP Financial, Inc. (the “Company”), and Guggenheim Securities, LLC (“Guggenheim”), Guggenheim initially purchased the Initial Offered Notes.

In accordance with Section 2.13 of the Indenture, the Company, as designated manager of the Issuer has duly authorized the issuance and sale of Additional Issuance Notes, consisting of $30,900,000 Class A-2 Notes, $3,600,000 Class B-2 Notes, $4,000,000 Class C-2 Notes and $3,600,000 Class D-2 Notes (collectively, the “Additional Issuance Offered Notes” and, together with the Initial Offered Notes, the “Offered Notes”), and $13,900,000 Subordinated Notes (the “Additional Issuance Subordinated Notes” and, together with the Additional Issuance Offered Notes, the “Additional Issuance Notes” and, together with the Initial Notes, the “Notes”). On the date of the issuance and sale of the Additional Issuance Notes (the “Upsize Date”), the Aggregate Outstanding Amount of the Notes will be as follows: $108,150,000 Class A Notes, $12,600,000 Class B Notes, $14,000,000 Class C Notes, $12,600,000 Class D Notes and $48,650,000 Subordinated Notes. The Offered Notes will be secured by the assets of the Issuer. The Depositor is the sole equity member of the Issuer and the Company is the sole equity member of the Depositor. The primary assets of the Issuer are a pool of bank loans, or participation interests therein (collectively, the “Collateral Obligations”). On the Closing Date, the Company sold to the Depositor all of its right, title and interest in and to the initial Collateral Obligations owned by the Issuer and the Depositor sold to the Issuer all of its right, title and interest of the Issuer in and to such initial Collateral Obligations pursuant to a Master Loan Sale Agreement, dated as of June 18, 2013 (the “Master Loan Sale Agreement”), among the Company, the Depositor and the Issuer. Pursuant to the Indenture, as security for the indebtedness represented by the Offered Notes, the Issuer pledged and granted to the Trustee a security interest in the Collateral Obligations, and its rights under the Master Loan Sale Agreement. The Collateral Obligations are managed by KCAP Financial, Inc., in its capacity as collateral manager (the “Collateral Manager”) pursuant to a Collateral Management Agreement, dated as of June 18, 2013 (the “Collateral Management Agreement”), between the Issuer and the Collateral Manager. The Issuer has retained U.S. Bank National Association (in such capacity, the “Collateral Administrator”), to perform certain administrative duties with respect to the Collateral Obligations pursuant to a Collateral Administration Agreement, dated as of June 18, 2013 (the “Collateral Administration Agreement”), among the Issuer, the Collateral Manager and the Collateral Administrator. This Upsize Purchase Agreement (the “Agreement”), the Initial Purchase Agreement, the Master Loan Sale Agreement, the Indenture, the Collateral Management Agreement and the Collateral Administration Agreement are referred to collectively herein as the “Transaction Documents.”

Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Indenture, as amended by the first supplemental indenture thereto (the “Supplemental Indenture”) between the Issuer and the Trustee, to be dated December 8 2014.

The Additional Issuance Offered Notes are to be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), (i) to “qualified institutional buyers” in compliance with the exemption from registration provided by Rule 144A under the Securities Act (“QIBs”), (ii) in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”), and (iii) to institutional “accredited investors” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (“Institutional Accredited Investors”) who, in each case, are “qualified purchasers” (“Qualified Purchasers”) for purposes of Section 3(c)(7) under the Investment Company Act of 1940, as amended (the “1940 Act”).

In connection with the sale of the Additional Issuance Offered Notes, the Company has prepared (i) a Preliminary Supplemental Offering Circular (the “Preliminary Offering Circular”) dated November 13, 2014 (including (A) any exhibits thereto, (B) the Final Offering Circular dated June 16, 2013 (the “2013 Offering Circular”) attached as Annex A thereto and (C) all information incorporated therein by reference), (ii) a Final Offering Circular (the “Final Offering Circular” and, together with the Preliminary Offering Circular, the “Offering Circulars”) dated December 4, 2014 (including (A) any exhibits thereto, (B) the 2013 Offering Circular attached as Annex A thereto and (C) all information incorporated therein by reference), (iii) the distribution report rendered by the Issuer pursuant to the Indenture for the Payment Date that occurred on October 20, 2014 (the “Distribution Report), which was delivered in connection with the Preliminary Offering Circular and (iv) the monthly report rendered by the Issuer pursuant to the Indenture for the month of November 2014 (the “Monthly Report”), which was delivered in connection with the Final Offering Circular. The Offering Circulars and all amendments or supplements thereto, or revisions thereof, together with the Monthly Report and the Distribution Report are herein referred to as the “Offering Documents”. The Offering Documents collectively describe, among other things, the terms of the Additional Issuance Offered Notes, the terms of the offering, and the Issuer. It is understood and agreed that 3:47 p.m. New York City time on November 21, 2014 constitutes the time of the contract of sale for each purchaser of the Additional Issuance Offered Notes offered to the investors for purposes of Rule 159 under the Securities Act (the “Time of Sale”) and that the Preliminary Offering Circular and the Distribution Report constitute the entirety of the information conveyed to investors as of the Time of Sale (the “Time of Sale Information”).

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It is understood and agreed that nothing in this Agreement shall prevent the Initial Purchaser from entering into any agency agreements, underwriting agreements or other similar agreements governing the offer and sale of securities with any issuer or issuers of securities, and nothing contained herein shall be construed in any way as precluding or restricting the Initial Purchaser’s right to sell or offer for sale any securities issued by any person, including securities similar to, or competing with, the Additional Issuance Notes.

During each Interest Accrual Period, the Class A-2 Notes shall bear interest at a per annum rate equal to the then applicable LIBOR plus 1.50% per annum, the Class B-2 Notes shall bear interest at a per annum rate equal to the then applicable LIBOR plus 3.25% per annum, the Class C-2 Notes shall bear interest at a per annum rate equal to the then applicable LIBOR plus 4.25% per annum, and the Class D-2 Notes shall bear interest at a per annum rate equal to the then applicable LIBOR plus 5.25% per annum; provided that LIBOR for the first Interest Accrual Period following the Upsize Date will be determined by interpolating between the rate appearing on the Reuters Screen for deposits with a term of one month and the rate appearing on the Reuters Screen for deposits with a term of three months.

Each of the Company, the Depositor and the Issuer, as applicable, hereby agrees with the Initial Purchaser as follows:

Section 2.                Purchase and Sale of Additional Issuance Offered Notes.

Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Issuer agrees to sell to the Initial Purchaser the Additional Issuance Offered Notes, and the Initial Purchaser has agreed to use its commercially reasonable efforts to place the aggregate principal amount of the Additional Issuance Offered Notes set forth on Schedule I hereto with investors in accordance with the terms hereof. If purchased, the Additional Issuance Offered Notes will be purchased at a price of 100% of par. It is understood and agreed that the structuring and placement fee payable by the Company on behalf of the Issuer to the Initial Purchaser on the Upsize Date with respect to the Additional Issuance Offered Notes is $1,480,411. Such fees payable by the Company on behalf of the Issuer may be netted by the Initial Purchaser against its purchase price payment for the Additional Issuance Offered Notes. It is understood and agreed that the Initial Purchaser is not acquiring, and has no obligation to acquire, the Additional Issuance Subordinated Notes (which Additional Issuance Subordinated Notes will be acquired by the Depositor on the Upsize Date pursuant to a purchase agreement between the Issuer and the Depositor (the “Additional Issuance Subordinated Notes Purchase Agreement”)). It is further understood and agreed that the Initial Purchaser may retain all or any portion of the Additional Issuance Offered Notes, purchase the Additional Issuance Offered Notes for its own account, or sell the Additional Issuance Offered Notes to its affiliates or to any other investor in accordance with the applicable provisions hereof and of the Indenture.

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(a)                In addition, whether or not the transaction contemplated hereby shall be consummated, the Company agrees to pay (or cause to be paid by the Issuer) all costs and expenses incident to the performance by the Company of its obligations hereunder and under the documents to be executed and delivered in connection with the offering, issuance, sale and delivery of the Additional Issuance Offered Notes (the “Documents”), including, without limitation or duplication: (i) the fees and disbursements of counsel to the Company; (ii) the fees and expenses of the Trustee and the Collateral Administrator incurred in connection with the issuance of the Additional Issuance Offered Notes and their or its counsel, as applicable; (iii) [reserved]; (iv) [reserved]; (v) all expenses incurred in connection with the preparation and distribution of each Offering Circular and other disclosure materials prepared and distributed and all expenses incurred in connection with the preparation and distribution of the Transaction Documents; (vi) [reserved]; (vii) the fees for any securities identification service for any CUSIP or similar identification number required by the purchasers or requested by the Initial Purchaser; (viii) the reasonable fees and disbursements of counsel to the Initial Purchaser; (ix) all expenses in connection with the qualification of the Additional Issuance Offered Notes for offering and sale under state securities laws, including the reasonable fees and disbursements of counsel and, if requested by the Initial Purchaser, the cost of the preparation and reproduction of any “blue sky” or legal investment memoranda; (x) any federal, state or local taxes, registration or filing fees (including Uniform Commercial Code financing statements) or other similar payments to any federal, state or local governmental authority in connection with the offering, sale, issuance and delivery of the Additional Issuance Offered Notes; and (xi) the reasonable fees and expenses of any special counsel or other experts required to be retained by the Company, the Depositor or the Issuer to provide advice, opinions or assistance in connection with the offering, issuance, sale and delivery of the Additional Issuance Offered Notes.

Section 3.                Delivery.

Delivery of the Additional Issuance Offered Notes shall be made in the form of one or more global certificates delivered to The Depository Trust Company, except that any Additional Issuance Offered Note to be sold by the Initial Purchaser to an Institutional Accredited Investor that is also a Qualified Purchaser for purposes of Section 3(c)(7) of the 1940 Act, but that is not a QIB (as such terms are defined herein), shall be delivered in fully registered, certificated form in an amount not less than the applicable minimum denomination set forth in the Final Offering Circular at the offices of Mayer Brown LLP at 10:00 a.m. New York City, New York time, on the Upsize Date. Subject to the foregoing, the Additional Issuance Offered Notes will be registered in such names and such denominations as the Initial Purchaser shall specify in writing to the Company and the Trustee. The Additional Issuance Subordinated Notes shall be delivered to the Depositor on the Upsize Date in fully registered, certificated form in the permitted denominations and the required proportions set forth in the Final Offering Circular.

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Section 4.                Representations and Warranties of the Company.

The Company represents and warrants to the Initial Purchaser, as of the date hereof and as of the Upsize Date, (a) with respect to the Company, in its individual capacity, (b) with respect to the Depositor, in its capacity as the designated manager on behalf of the Depositor and (c) with respect to the Issuer, in its capacity as the designated manager on behalf of the Issuer, that:

(i)                 Each Offering Document (including the “Referenced Information” as defined in the Preliminary Offering Circular or the Final Offering Circular, as applicable) and any additional information and documents concerning the Additional Issuance Offered Notes, including but not limited to one or more marketing books or preliminary offering circulars, delivered by or on behalf of the Company to prospective purchasers of the Additional Issuance Offered Notes (collectively, such additional information and documents, the “Additional Offering Documents”), did not, each as of their respective dates or date on which such statement was made and, with respect to the Final Offering Circular (excluding, for the avoidance of doubt, the Monthly Report delivered in connection therewith), as of the Upsize Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in each, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to the information contained in or omitted from any Offering Document or the Additional Offering Documents in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchaser referenced in the last sentence of Section 8(a) herein.

(ii)               The Time of Sale Information, as of the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to the information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchaser referenced in the last sentence of Section 8(a) herein.

(iii)             The Company is a Delaware corporation, duly organized and validly existing under the laws of the State of Delaware, has all corporate power and authority necessary to own or hold its properties and conduct its business in which it is engaged as described in the Final Offering Circular and has all licenses necessary to carry on its business as it is now being conducted and is licensed and qualified in each jurisdiction in which the conduct of its business (including, without limitation, the origination and acquisition of Collateral Obligations and performing its obligations hereunder and under the other Transaction Documents) requires such licensing or qualification except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Company (a “Material Adverse Effect”).

(iv)             This Agreement has been duly authorized, executed and delivered by the Company, the Depositor and the Issuer and, assuming due authorization, execution and delivery thereof by the other parties hereto, constitutes a valid and legally binding obligation of the Company, the Depositor and the Issuer enforceable against the Company, the Depositor and the Issuer in accordance with its terms, subject, as to enforcement only, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

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(v)               Each of the other Transaction Documents has been duly authorized, executed and delivered by the Company, the Depositor and the Issuer, as applicable, and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitutes the valid and binding agreement of the Company, the Depositor and the Issuer, as applicable, enforceable against the Company, the Depositor and the Issuer, as applicable, in accordance with their respective terms, subject, as to enforcement only, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

(vi)             The Additional Issuance Offered Notes have been duly authorized, and when executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchaser in accordance with this Agreement, the Additional Issuance Offered Notes will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject, as to enforcement only, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity, and will be entitled to the benefits of the Indenture.

(vii)           Other than as set forth in or contemplated by the Final Offering Circular, there are no legal or governmental proceedings pending to which the Company, the Depositor or the Issuer is a party or of which any property or assets of the Company, the Depositor or the Issuer are the subject of which could reasonably be expected to materially adversely affect the financial position, stockholders’ equity or results of operations of the Company, the Depositor or the Issuer or on the performance by the Company, the Depositor or the Issuer of its obligations hereunder or under the other Transaction Documents; and to the knowledge of the Company, no such proceedings have been threatened or contemplated by governmental authorities or threatened by others.

(viii)         The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation by the Company, the Depositor and the Issuer of the transactions contemplated herein and therein and in all documents relating to the Additional Issuance Offered Notes will not result in any breach or violation of, or constitute a default under, or require any consent under any agreement or instrument to which the Company, the Depositor or the Issuer is a party or to which any of its properties or assets are subject, except for such of the foregoing as to which relevant waivers, consents or amendments have been obtained and are in full force and effect, nor will any such action result in a violation of the organizational documents of the Company, the Depositor or the Issuer or any applicable law, except, in the case of the Company, for such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

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(ix)             Neither the Issuer, the Depositor nor the pool of Collateral Obligations is, or after giving effect to the transactions contemplated by the Transaction Documents will be, required to be registered as an “investment company” under the 1940 Act.

(x)               Assuming the Initial Purchaser’s representations herein are true and accurate, it is not necessary in connection with the offer, sale and delivery of the Additional Issuance Offered Notes in the manner contemplated by this Agreement, the Time of Sale Information and the Final Offering Circular to register the Additional Issuance Offered Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(xi)             The Additional Issuance Offered Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act. As of the Upsize Date, the Additional Issuance Offered Notes will not be (i) of the same class as securities listed on a national securities exchange in the United States that is registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (ii) quoted in any “automated inter-dealer quotation system” (as such term is used in the Exchange Act) in the United States.

(xii)           [Reserved].

(xiii)         Upon the execution and delivery of the Transaction Documents, payment by the Initial Purchaser for the Additional Issuance Offered Notes, delivery to the Initial Purchaser of the Additional Issuance Offered Notes and delivery to the Depositor of the Additional Issuance Subordinated Notes, the Initial Purchaser will acquire title to the Additional Issuance Offered Notes, in each case free of Liens except such Liens as may be created or granted by the Initial Purchaser and those permitted in the Transaction Documents.

(xiv)         No consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the issuance and sale of the Additional Issuance Offered Notes or the execution, delivery and performance by the Company, the Depositor or the Issuer, as applicable, of this Agreement or the other Transaction Documents to which it is a party, except such consents, approvals, authorizations, filings, registrations or qualifications as have been obtained or as may be required under the Securities Act or state securities or blue sky laws or the rules and regulations of the Financial Industry Regulatory Authority in connection with the sale and delivery of the Additional Issuance Offered Notes in the manner contemplated herein.

(xv)           The Collateral Obligations in all material respects have the characteristics described in the Time of Sale Information and the Final Offering Circular (including the Monthly Report delivered in connection therewith).

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(xvi)         Each of the representations and warranties of the Company, the Depositor and the Issuer set forth in each of the other Transaction Documents is true and correct in all material respects.

(xvii)       [Reserved].

(xviii)     Neither the Issuer nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) of the Issuer nor anyone acting on their behalf has, directly or indirectly (except to or through the Initial Purchaser), sold or offered, or attempted to offer or sell, or solicited any offers to buy, or otherwise approached or negotiated in respect of, any of the Additional Issuance Offered Notes and neither the Issuer nor any of its affiliates will do any of the foregoing. As used herein, the terms “offer” and “sale” have the meanings specified in Section 2(3) of the Securities Act.

(xix)         Neither the Issuer nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Issuer has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Additional Issuance Offered Notes in a manner that would require the registration under the Securities Act of the offering contemplated by the Time of Sale Information or the Final Offering Circular or engaged in any form of general solicitation or general advertising in connection with the offering of the Additional Issuance Offered Notes.

(xx)           With respect to any Additional Issuance Offered Notes subject to the provisions of Regulation S of the Securities Act, the Issuer has not offered or sold such Additional Issuance Offered Notes during the Distribution Compliance Period to a U.S. person or for the account or benefit of a U.S. person (other than the Initial Purchaser). For this purpose, the term “Distribution Compliance Period” and “U.S. person” are defined as such term is defined in Regulation S.

(xxi)         Since the date of the latest un-audited financial statements of the Company as of September 30, 2014, there has been no change nor any development or event involving a prospective change which has had or could reasonably be expected to have a material adverse change in or effect on (i) the business, operations, properties, assets, liabilities, stockholders’ equity, earnings, condition (financial or otherwise), results of operations or management of the Company and its subsidiaries, considered as one enterprise, whether or not in the ordinary course of business, or (ii) the ability of the Company to perform its obligations hereunder or under the other Transaction Documents.

(xxii)       The Additional Issuance Offered Notes and the Transaction Documents conform in all material respects to the descriptions thereof in the Final Offering Circular.

(xxiii)     Any taxes, fees, and other governmental charges in connection with the execution and delivery of this Agreement and the other Transaction Documents and the execution, delivery, and sale of the Additional Issuance Offered Notes have been or will be paid at or before the Upsize Date.

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(xxiv)     No proceeds received by the Company, the Depositor or the Issuer in respect of the Additional Issuance Offered Notes will be used by the Company, the Depositor or the Issuer to acquire any security in any transaction which is subject to Section 13 or 14 of the Exchange Act.

(xxv)       (i) To the extent applicable thereto, each of the Company, the Issuer and their respective ERISA Affiliates is in compliance in all material respects with ERISA unless any failure to so comply could not reasonably be expected to have a material adverse effect and (ii) no lien under Section 303(k) of ERISA or Section 430(k) of the Code exists on any of the Assets. As used in this paragraph, the term “ERISA Affiliate” means, with respect to any Person, a corporation, trade or business that is, along with such Person, a member of a controlled group (as described in Section 414 of the Code or Section 4001 of ERISA).

(xxvi)     The Company has not paid or agreed to pay to any Person any compensation for soliciting another Person to purchase any of the Additional Issuance Offered Notes (except as contemplated by this Agreement).

(xxvii)   The Company has not taken, directly nor indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any Additional Issuance Offered Note or to facilitate the sale or resale of the Additional Issuance Offered Notes.

(xxviii) On and immediately after the Upsize Date, each of the Company, the Depositor and the Issuer (after giving effect to the issuance of the Additional Issuance Notes and to the other transactions related thereto as described in the Time of Sale Information and the Final Offering Circular) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date such Person, that on such date (A) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (B) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (C) assuming the sale of the Additional Issuance Offered Notes as contemplated by this Agreement, the Time of Sale Information and the Final Offering Circular, such Person is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (D) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

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Section 5.                Sale of Additional Issuance Offered Notes to the Initial Purchaser.

The sale of the Additional Issuance Offered Notes to the Initial Purchaser will be made without registration of the Additional Issuance Offered Notes under the Securities Act, in reliance upon the exemption therefrom provided by Section 4(2) of the Securities Act.

(a)                The Company, the Initial Purchaser, the Depositor and the Issuer hereby agree that the Additional Issuance Offered Notes will be offered and sold only in transactions exempt from registration under the Securities Act. The Company, the Initial Purchaser, the Depositor and the Issuer will each reasonably believe at the time of any sale of the Additional Issuance Offered Notes by the Issuer through the Initial Purchaser (i) that either (A) each purchaser of the Additional Issuance Offered Notes is (1) a QIB who is a Qualified Purchaser purchasing for its own account (or for the accounts of QIBs who are Qualified Purchasers to whom notice has been given that the resale, pledge or other transfer is being made in reliance on Rule 144A) in transactions meeting the requirements of Rule 144A, or (2) an Institutional Accredited Investor who is a Qualified Purchaser who purchases for its own account and provides the Initial Purchaser with a written certification in substantially the form attached to the Indenture, or (B) each purchaser is acquiring the Additional Issuance Offered Notes in an offshore transaction meeting the requirements of Regulation S and is a Qualified Purchaser, and (ii) that the offering of the Additional Issuance Offered Notes will be made in a manner that will enable the offer and sale of the Additional Issuance Offered Notes to be exempt from registration under state securities or Blue Sky laws; and each such party understands that no action has been taken to permit a public offering in any jurisdiction where action would be required for such purpose. The Company, the Initial Purchaser, the Depositor and the Issuer each further agree not to (i) engage (and represents that it has not engaged) in any activity that would constitute a public offering of the Additional Issuance Offered Notes within the meaning of Section 4(2) of the Securities Act or (ii) offer or sell the Additional Issuance Offered Notes by (and represents that it has not engaged in) any form of general solicitation or general advertising (as those terms are used in Regulation D), including the methods described in Rule 502(c) of Regulation D, in connection with any offer or sale of the Additional Issuance Offered Notes.

(b)               The Initial Purchaser hereby represents and warrants to and agrees with the Company, that (i) it is a QIB and a Qualified Purchaser and (ii) it will offer the Additional Issuance Offered Notes only (A) to persons who it reasonably believes are QIBs who are Qualified Purchasers in transactions meeting the requirements of Rule 144A, (B) to institutional investors who it reasonably believes are Institutional Accredited Investors who are Qualified Purchasers or (C) to persons it reasonably believes are Qualified Purchasers in offshore transactions in accordance with Regulation S. The Initial Purchaser further agrees that (i) it will deliver to each purchaser of the Additional Issuance Offered Notes, at or prior to the Time of Sale, a copy of the Time of Sale Information, as then amended or supplemented, and (ii) prior to any sale of the Additional Issuance Offered Notes to an Institutional Accredited Investor that it does not reasonably believe is a QIB who is a Qualified Purchaser, it will receive from such Institutional Accredited Investor a written certification in substantially the applicable form attached to the Indenture.

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(c)                The Initial Purchaser hereby represents that it is duly authorized and possesses the requisite limited liability company power to enter into this Agreement.

(d)               The Initial Purchaser hereby represents there is no action, suit or proceeding pending against or, to the knowledge of the Initial Purchaser, threatened against or affecting, the Initial Purchaser before any court or arbitrator or any government body, agency, or official which could reasonably be expected to materially adversely affect the ability of the Initial Purchaser to perform its obligations under this Agreement.

(e)                The Initial Purchaser hereby represents and agrees that all offers and sales of the Additional Issuance Offered Notes by it to non-United States persons, prior to the expiration of the Distribution Compliance Period, will be made only in accordance with the provisions of Rule 903 or Rule 904 of Regulation S and only upon receipt of certification of beneficial ownership of the securities by a non-U.S. person in the form provided in the Indenture. For this purpose, the term “Distribution Compliance Period” and “U.S. person” are defined as such terms are defined in Regulation S.

(f)                The Initial Purchaser hereby represents and agrees that it (i) has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to any Additional Issuance Offered Notes in, from or otherwise involving the United Kingdom; and (ii) has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Additional Issuance Offered Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer.

(g)               In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a “Relevant Member State”), the Initial Purchaser hereby represents and agrees that with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Additional Issuance Offered Notes to the public in that Relevant Member State other than:

(i)                 to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii)               to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant Initial Purchaser nominated by the Issuer for any such offer; or

(iii)             in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Additional Issuance Offered Notes shall require the Issuer or the Initial Purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

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For the purposes of this Section 5(g), the expression an “offer of Additional Issuance Offered Notes to the public” in relation to any Additional Issuance Offered Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Additional Issuance Offered Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Additional Issuance Offered Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Section 6.                Certain Agreements of the Company.

The Company covenants and agrees with the Initial Purchaser as follows:

(a)                If, at any time prior to the 90th day following the Upsize Date, any event involving the Company, the Depositor, the Issuer or, to the knowledge of a Responsible Officer of the Company, the Collateral Manager shall occur as a result of which the Final Offering Circular (as then amended or supplemented) would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will immediately notify the Initial Purchaser and will cause the Issuer to prepare and furnish to the Initial Purchaser an amendment or supplement to the Final Offering Circular that will correct such statement or omission. The Issuer will not at any time amend or supplement the Final Offering Circular (i) prior to having furnished the Initial Purchaser with a copy of the proposed form of the amendment or supplement and giving the Initial Purchaser a reasonable opportunity to review the same or (ii) except to the extent the Company may determine it or the Issuer is required to so disclose pursuant to applicable law and after consultation with the Initial Purchaser (and, in such a circumstance, shall remove all references to the Initial Purchaser therefrom if so requested by the Initial Purchaser), in a manner to which the Initial Purchaser or its counsel shall object.

(b)               During the period referred to in Section 6(a), the Company will furnish to the Initial Purchaser, without charge, copies of the Final Offering Circular (including all exhibits and documents incorporated by reference therein), the Transaction Documents, and all amendments or supplements to such documents, in each case, as soon as reasonably available and in such quantities as the Initial Purchaser may from time to time reasonably request.

(c)                Subject to compliance with Regulation FD, at all times during the course of the private placement contemplated hereby and prior to the Upsize Date, (i) the Company will make available to each offeree the Additional Offering Documents and such information concerning any other relevant matters as it or any of its affiliates possess or can acquire without unreasonable effort or expense, as determined in good faith by it or such affiliate, as applicable, (ii) the Company will provide each offeree the opportunity to ask questions of, and receive answers from, it concerning the terms and conditions of the offering and to obtain any additional information, to the extent it or any of its affiliates possess such information or can acquire it without unreasonable effort or expense (as determined in good faith by it or such affiliate, as applicable), necessary to verify the accuracy of the information furnished to the offeree, (iii) the Company will not publish or disseminate any material in connection with the offering of the Additional Issuance Offered Notes except as contemplated herein or as consented to by the Initial Purchaser or in connection with the Company’s disclosure obligations under the Exchange Act, provided that no such disclosure under the Exchange Act would result in a requirement that the offering of the Additional Issuance Offered Notes be registered under §5 of the Securities Act, (iv) the Company will advise the Initial Purchaser promptly of the receipt by the Company of any communication from the SEC or any state securities authority concerning the offering or sale of the Additional Issuance Offered Notes, (v) the Company will advise the Initial Purchaser promptly of the commencement of any lawsuit or proceeding to which the Company is a party relating to the offering or sale of the Additional Issuance Offered Notes, and (vi) the Company will advise the Initial Purchaser of the suspension of the qualification of the Additional Issuance Offered Notes for offering or sale in any jurisdiction, or the initiation or threat of any procedure for any such purpose.

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(d)               Subject to compliance with Regulation FD, the Company will furnish, upon the written request of any Noteholder or of any owner of a beneficial interest in an Additional Issuance Offered Note, such information as is specified in paragraph (d)(4) of Rule 144A under the Securities Act (i) to such Noteholder or beneficial owner, (ii) to a prospective purchaser of such Additional Issuance Offered Note or interest therein who is a QIB and a Qualified Purchaser designated by such Noteholder or beneficial owner, or (iii) to the Trustee for delivery to such Noteholder, beneficial owner or prospective purchaser, in order to permit compliance by such Noteholder or beneficial owner with Rule 144A in connection with the resale of such Additional Issuance Offered Note or beneficial interest therein by such holder or beneficial owner in reliance on Rule 144A unless, at the time of such request, the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 or is exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b).

(e)                Except as otherwise provided in the Indenture, each Additional Issuance Offered Note will contain legends in the forms set forth in the Final Offering Circular.

(f)                Neither the Issuer nor any of its affiliates or any other Person acting on their behalf shall engage, in connection with the offer and sale of the Additional Issuance Offered Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act, including, but not limited to, the following:

(i)                 any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and

(ii)               any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(g)               The Issuer shall not solicit any offer to buy from or offer to sell or sell to any Person any Additional Issuance Offered Notes, except through the Initial Purchaser or with the consent of the Initial Purchaser and/or as otherwise specified in the Indenture at any time prior to the Upsize Date; on or prior to the Upsize Date, neither the Issuer nor any of its affiliates (except for compliance by the Company with Regulation FD) shall publish or disseminate any material other than the Offering Documents and any Additional Offering Documents consented to by the Initial Purchaser in connection with the offer or sale of the Additional Issuance Offered Notes as contemplated by this Agreement, unless the Initial Purchaser shall have consented to the use thereof; if the Issuer or any of its affiliates makes any press release including “tombstone” announcements, in connection with the Transaction Documents, the Issuer shall permit the Initial Purchaser to review and approve such release in advance.

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(h)               The Issuer shall not take, or permit or cause any of its affiliates to take, any action whatsoever which would have the effect of requiring the registration, under the Securities Act, of the offer or sale of the Additional Issuance Offered Notes.

(i)                 The Issuer shall not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any Additional Issuance Offered Note to facilitate the sale or resale of the Additional Issuance Offered Notes.

(j)                 The Company shall apply the net proceeds from the sale of the Additional Issuance Offered Notes as set forth in the Section 2.13 of the Indenture.

Section 7.                Conditions of the Initial Purchaser Obligations.

The obligation of the Initial Purchaser to purchase the Additional Issuance Offered Notes on the Upsize Date will be subject to the accuracy, in all material respects, of the representations and warranties of the Company, the Depositor and the Issuer herein, to the performance, in all material respects, by the Company, the Depositor and the Issuer of their respective obligations hereunder and to the following additional conditions precedent:

(a)                The Additional Issuance Offered Notes shall have been duly authorized, executed, authenticated, delivered and issued, the Transaction Documents shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect.

(b)               The Initial Purchaser shall have received (I) a certificate, dated as of the Upsize Date, of a senior officer of the Company, in its individual capacity (and, with respect to the Depositor, in its capacity as designated manager on behalf of the Depositor and, with respect to the Issuer, in its capacity as designated manager on behalf of the Issuer), to the effect that such officer has carefully examined this Agreement, the Final Offering Circular and the Transaction Documents and that, to the best of such officer’s knowledge (i) since the date information is given in the Final Offering Circular, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Depositor or the Issuer whether or not arising in the ordinary course of business, or the ability of the Company, the Depositor or the Issuer to perform its obligations hereunder or under the Transaction Documents, (ii) each of the Company, the Depositor and the Issuer has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the other Transaction Documents, at or prior to the Upsize Date, (iii) the representations and warranties of the Company, the Depositor and the Issuer in the Transaction Documents are true and correct in all material respects, as of the Upsize Date, as though such representations and warranties had been made on and as of such date, and (iv) nothing has come to the attention of such officer that would lead such officer to believe that (A) the Time of Sale Information, as of the Time of Sale, contained any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) the Final Offering Circular, as of its date and as of the Upsize Date, or any Offering Document or Additional Offering Document, as of its respective date, contained or contains an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (II) a certificate, dated as of the Upsize Date, of a senior officer of the Company to the effect that such officer has carefully examined the Final Offering Circular and that, to the best of such officer’s knowledge, nothing has come to the attention of such officer that would lead such officer to believe that the information contained in the Final Offering Circular under the heading “Risk Factors—Relating to Certain Conflicts of Interest—Certain Conflicts of Interest Relating to the Collateral Manager and its Affiliates” and “The Collateral Manager”, as of the date of the Final Offering Circular and as of the Upsize Date, contained any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(c)                The Class A-1 Notes shall have been rated no less than “Aaa (sf)” by Moody’s and “AAA (sf)” by S&P; the Class B-1 Notes shall have been rated no less than “Aa2 (sf)” by Moody’s and “AA (sf)” by S&P; the Class C-1 Notes shall have been rated no less than “A2 (sf)” by Moody’s and “A (sf)” by S&P; and the Class D-1 Notes shall have been rated no less than “Baa2 (sf)” by Moody’s and “BBB (sf)” by S&P. Such ratings shall not have been downgraded or rescinded, and no public announcement shall have been made by either of Moody’s or S&P that any ratings of the Initial Offered Notes have been placed under review.

(d)               [Reserved].

(e)                [Reserved].

(f)                The Initial Purchaser shall have received legal opinions of Sutherland Asbill & Brennan LLP, counsel to the Company, the Depositor, the Issuer and the Collateral Manager, with respect to certain corporate matters with respect to the Issuer, the Depositor, the Company and the Collateral Manager and certain securities law and investment company matters, in form and substance satisfactory to the Initial Purchaser.

(g)               The Initial Purchaser shall have received an opinion of Mayer Brown LLP, special U.S. federal income tax counsel to the Issuer, with respect to the treatment of the Additional Issuance Offered Notes as debt for U.S. federal income tax purposes and in form and substance satisfactory to the Initial Purchaser.

(h)               [Reserved].

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(i)                 The Initial Purchaser shall have received from the Trustee a certificate signed by one or more duly authorized officers of the Trustee, dated as of the Upsize Date, in customary form.

(j)                 The Company shall have furnished to the Initial Purchaser and its counsel such further information, certificates and documents as the Initial Purchaser and its counsel may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement, the other Transaction Documents and all documents incident hereto shall be in all respects satisfactory in form and substance to the Initial Purchaser and its counsel.

(k)               The Depositor shall have purchased or otherwise acquired the Additional Issuance Subordinated Notes in accordance with the terms of the Additional Issuance Subordinated Notes Purchase Agreement.

(l)                 The Indenture, the Master Loan Sale Agreement, the Collateral Management Agreement and all other documents incident hereto and to the other Transaction Documents shall be reasonably satisfactory in form and substance to the Initial Purchaser and its counsel.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above shall not be satisfactory in form and substance to the Initial Purchaser, this Agreement and all of the Initial Purchaser’s obligations hereunder may be canceled by the Initial Purchaser at or prior to delivery of and payment for the Additional Issuance Offered Notes. Notice of such cancellation shall be given to the Company in writing, or by telephone or facsimile confirmed in writing.

Section 8.                Indemnification and Contribution.

(a)                The Company, the Depositor and the Issuer, jointly and severally (each an “indemnifying party” as such term is used in this Agreement), shall indemnify and hold harmless the Initial Purchaser (whether acting as Initial Purchaser or as placement agent with respect to any of the Additional Issuance Offered Notes), its officers, directors, employees, agents and each person, if any, who controls the Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and the affiliates of the Initial Purchaser (each an “indemnified party” as such term is used in this Agreement) from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which any indemnified party may become subject, under the Securities Act or Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Offering Document (including the “Referenced Information” as defined in the Preliminary Offering Circular or the Final Offering Circular, as applicable), any Additional Offering Document or the Time of Sale Information or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, and shall reimburse any such indemnified party for any legal and other expenses incurred by such indemnified party in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, however, that the indemnifying parties shall not be liable to any such indemnified party in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Time of Sale Information, any Offering Document or any Additional Offering Document in reliance upon and in conformity with written information furnished to the Company by such indemnified party specifically for inclusion therein. The foregoing indemnity is in addition to any liability that the indemnifying parties may otherwise have to any indemnified party. The indemnifying parties acknowledge that the statements set forth in each of the Preliminary Offering Circular and the Final Offering Circular relating to the Initial Purchaser in the third and fourth sentence of the third paragraph under the heading “Important Notice Regarding the Additional Issuance Offered Notes” and “Plan of Distribution” constitute the only written information furnished to the Company, the Issuer and/or the Depositor by or on behalf of the Initial Purchaser specifically for inclusion in the Time of Sale Information, any Offering Document or any Additional Offering Document.

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(b)               Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify such indemnifying party in writing of the claim or commencement of that action, provided, however, that the failure to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have to an indemnified party under this Section 8, except to the extent that such indemnifying party has been materially prejudiced by such failure and, provided, further, that the failure to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify an indemnifying party thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from any such indemnifying party or parties to the indemnified party or parties of its or their election to assume the defense of such claim or action, any such indemnifying party or parties shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense thereof; provided that the indemnified party seeking such indemnity shall have the right to employ counsel to represent it and any other indemnified party who may be subject to liability arising out of any claim or action in respect of which indemnity may be sought by an indemnified party against an indemnifying party under this Section 8, if (i) in the reasonable judgment of counsel, there may be legal defenses available to such indemnified party and any other indemnified party different from or in addition to those available to the Company, the Depositor or the Issuer, or there is an actual conflict of interest between it and any other indemnified party, on one hand, and the Company, the Depositor or the Issuer, on the other, or (ii) the Company, the Depositor or the Issuer shall fail to select counsel reasonably satisfactory to such indemnified party or parties, and in such event the fees and expenses of such separate counsel shall be paid by the Company, the Depositor and the Issuer. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) does not include a statement as to, or admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party, and (ii) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(c)                If the indemnification provided for in Section 8 shall for any reason be unavailable to an indemnified party under subsection 8(a) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Issuer on the one hand (without duplication) and the Initial Purchaser on the other from the offering and sale of the Additional Issuance Offered Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Depositor and the Issuer on the one hand and the Initial Purchaser on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Depositor and the Issuer on the one hand (without duplication) and the Initial Purchaser on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering and sale of the Additional Issuance Offered Notes (before deducting expenses) received by the Company, the Depositor and the Issuer bear (without duplication) to the total fees actually received by the Initial Purchaser with respect to such offering and sale. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Depositor and the Issuer or by the Initial Purchaser, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Depositor, the Issuer and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this subsection 8(c) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this subsection 8(c) shall be deemed to include, for purposes of this subsection 8(c), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection 8(c), the Initial Purchaser shall not be required to contribute any amount in excess of the aggregate fee actually paid to the Initial Purchaser with respect to the offering of the Additional Issuance Offered Notes. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d)               The indemnity agreements contained in this Section 8 shall survive the delivery of the Additional Issuance Offered Notes, and the provisions of this Section 8 shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

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(e)                Notwithstanding any other provision in this Section 8, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the 1940 Act.

Section 9.                Termination.

This Agreement shall be subject to termination in the absolute discretion of the Initial Purchaser, by notice given to the Company prior to delivery of and payment for the Additional Issuance Offered Notes, if prior to such time (i) trading in securities generally on the New York Stock Exchange or NASDAQ shall have been suspended or materially limited or any setting of minimum prices for trading on such exchange shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or NASDAQ or by order of the Securities and Exchange Commission or any other governmental authority having jurisdiction; (ii) there shall have been, since the respective dates as of which information is given in the Time of Sale Information or the Final Offering Circular, any material adverse change in the condition, financial or otherwise, or in the properties (including, without limitation, the Collateral Obligations) or the earnings, business affairs or business prospects of the Company, the Depositor, the Issuer or the Collateral Manager, whether or not arising in the ordinary course of business, that is so material and adverse, in the reasonable judgment of the Initial Purchaser, as to make it impractical or inadvisable to market the Additional Issuance Offered Notes; (iii) a general moratorium on commercial banking activities shall have been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services shall have occurred; (iv) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crises or any change in political, financial or economic conditions if the effect of any such events, in the judgment of the Initial Purchaser, makes it impracticable or inadvisable to market the Additional Issuance Offered Notes or (v) the Initial Purchaser shall decline to purchase the Additional Issuance Offered Notes for any reason permitted under this Agreement.

Section 10.            Severability Clause.

Any part, provision, representation, or warranty of this Agreement which is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Section 11.            Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid and effective only upon receipt and if sent to the Initial Purchaser, will be delivered to Guggenheim Securities, LLC, 330 Madison Avenue, New York, New York 10017, Attention: Chief Operating Officer and to Guggenheim Securities, LLC, 330 Madison Avenue, New York, New York 10017, Attention: General Counsel; or if sent to the Company, the Depositor or the Issuer will be delivered to such party at 295 Madison Avenue, 6th Floor, New York, New York 10017, Attention: Daniel Gilligan, facsimile No.:212-983-7654.

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Section 12.            Representations and Indemnities to Survive.

The respective agreements, representations, warranties, indemnities and other statements of the Company, the Depositor, the Issuer and their respective officers and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser, the Company, the Depositor, the Issuer or any indemnified party referred to in Section 8 of this Agreement, and will survive delivery of and payment for the Additional Issuance Offered Notes.

Section 13.            Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors by merger, consolidation or acquisition of their assets substantially as an entity and each indemnified party referred to in Section 8 of this Agreement and, except as specifically set forth herein, no other person will have any right or obligation hereunder.

Section 14.            Applicable Law.

(a)                THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

(b)               EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14(b).

(c)                ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON—EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH SUCH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.

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Section 15.            Counterparts, Etc.

This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

Section 16.            No Petition; Limited Recourse.

(a)                The Initial Purchaser covenants and agrees that, prior to the date that is one year and one day (or such longer preference period as shall then be in effect plus one day) after the payment in full of each Class of Notes rated by any Rating Agency, it will not institute against the Issuer or the Depositor or join any other Person in instituting against the Issuer or the Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States.

(b)               Notwithstanding anything to the contrary herein, the obligations of the Issuer and the Depositor hereunder are limited recourse obligations of the Issuer and the Depositor, respectively, payable solely from the Assets securing the Notes, and following the exhaustion of such Assets, any claims of the Initial Purchaser hereunder against the Issuer or the Depositor shall be extinguished. All payments by the Issuer or the Depositor to the Initial Purchaser hereunder shall be made subject to and in accordance with the Priority of Payments set forth in the Indenture.

(c)                This Section 16 will survive the termination of this Agreement.

Section 17.            Arm’s-Length Transaction; Other Transactions.

(a)                Each of the Company, the Depositor and the Issuer acknowledges and agrees that (i) the purchase and sale of the Additional Issuance Offered Notes pursuant to this Agreement, including the determination of the offering price of the Additional Issuance Offered Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuer, on the one hand, and the Initial Purchaser, on the other hand, (ii) in connection with the offering, sale and the delivery of the Additional Issuance Offered Notes contemplated hereby and the process leading to such transaction, the Initial Purchaser is and has been acting solely as a principal and is not an agent or fiduciary of the Issuer, the Company or the Depositor or any of their respective Affiliates, equity holders, creditors, employees or any other party, (iii) the Initial Purchaser has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Issuer, the Depositor or the Company with respect to the offering, sale and the delivery of the Additional Issuance Offered notes contemplated hereby or the process leading thereto (irrespective of whether the Initial Purchaser has advised or is currently advising any of the Issuer, the Depositor or the Company on other matters) and the Initial Purchaser has no obligation to any of the Issuer, the Depositor or the Company with respect to the offering contemplated hereby, except the obligations expressly set forth in this Agreement, and (iv) the Initial Purchaser has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Issuer, the Depositor and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

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(b)               Each of the Company, the Depositor and the Issuer acknowledges and agrees that the Initial Purchaser and its Affiliates may presently have and may in the future have investment and commercial banking, trust and other relationships with parties other than the Company, the Depositor and the Issuer, which parties may have interests with respect to the purchase and sale of the Additional Issuance Offered Notes. Although the Initial Purchaser in the course of such other relationships may acquire information about the purchase and sale of the Additional Issuance Offered Notes, potential purchasers of the Additional Issuance Offered Notes or such other parties, the Initial Purchaser shall not have any obligation to disclose such information to any of the Company, the Depositor or the Issuer. Furthermore, each of the Company, the Depositor and the Issuer acknowledges that the Initial Purchaser may have fiduciary or other relationships whereby the Initial Purchaser may exercise voting power over securities of various persons, which securities may from time to time include securities of any of the Company, the Depositor or the Issuer or their respective Affiliates or of potential purchasers. Each of the Company, the Depositor and the Issuer acknowledges that the Initial Purchaser may exercise such powers and otherwise perform any functions in connection with such fiduciary or other relationships without regard to its relationship to the Company, the Depositor or the Issuer hereunder.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Depositor, the Issuer and the Initial Purchaser.

Very truly yours,

KCAP FINANCIAL, INC.

By:_______________________________

Name:_________________________
Title:__________________________

S-1

KCAP SENIOR FUNDING I, LLC

By: KCAP Financial, Inc., its designated manager

By: _______________________________

Name:__________________________
Title:___________________________

S-2

KCAP SENIOR FUNDING I HOLDINGS, LLC

By: KCAP Financial, Inc., its designated manager

By: _______________________________

Name:__________________________
Title:___________________________

S-3

The foregoing Agreement is hereby confirmed and
accepted as of the date first above written.

GUGGENHEIM SECURITIES, LLC,
as the Initial Purchaser

By: _______________________________
Name: _____________________________
Title: ______________________________

S-4

SCHEDULE I

Class of Notes	Principal Amount
A-2	$30,900,00
B-2	$3,600,000
C-2	$4,000,000
D-2	$3,600,000

Sch. I-1